Exhibit 99.1

One Lincoln Street
Boston, MA 02111
United States of America
News Release

Contact:	Edward J. Resch	Investors:	Kelley MacDonald	Media: Hannah Grove
	+1 617/664-1110		+1 617/664-3477	+1 617/664-3377

STATE STREET INCREASES CAPITAL FLEXIBILITY BY STRATEGICALLY

REPOSITIONING ITS INVESTMENT PORTFOLIO

Transaction results in a pre-tax and after-tax loss of approximately $350 million, which will be recorded against fourth-quarter 2010 earnings

Company confirms outlook for 2010 operating-basis earnings

Boston, MA ... December 9, 2010

State Street (NYSE:STT) announced today that it has taken actions to strategically reposition its investment portfolio by selling investment securities of approximately $11 billion. The primary asset classes and approximate amounts included in this transaction were U.S. non-agency mortgage-backed ($4.1 billion) and asset-backed securities ($3.7 billion), as well as non-U.S. mortgage-backed ($2.5 billion) and asset-backed securities ($0.6 billion).

This transaction accomplishes several strategic objectives for State Street, including:

•	Increasing its balance sheet flexibility in deploying its capital

•	Enhancing its capital ratios under evolving regulatory capital standards and

•	Reducing its exposure to certain asset classes

The transaction will result in a pre-tax and after-tax loss of approximately $350 million which will be recorded against earnings in the fourth quarter of 2010. The after-tax loss approximates the pre-tax loss due to the partial write-off of a deferred tax asset associated with certain of the investment securities sold. The $350 million loss will be excluded from State Street’s operating-basis financial results for 2010. The concentration of AAA and AA ratings of the investment portfolio as of September 30, 2010, adjusted for the repositioning, would have been approximately 88% versus 82% prior to the repositioning.

The Company continues to expect full-year 2010 operating-basis earnings per share to be slightly above the adjusted operating-basis earnings per share recorded last year and confirms its previously disclosed outlook for 2010 operating-basis net interest margin to be slightly higher than 165 basis points. The repositioning transaction included securities held prior to May 2009 by State Street’s asset-backed commercial paper conduits. After giving effect to the transaction, State Street expects that from October 1, 2010 forward, the discount accretion from the remaining securities will aggregate approximately $1.3 billion, down from its previous estimate of $3.6 billion. This estimate assumes the remaining securities are held to their maturities. It also now expects to recognize about $175 million in discount accretion in 2011, down from $550 million as previously estimated. State Street expects the transaction to reduce its 2011 operating-basis net interest margin by approximately 5 to 10 basis points from the level that may have been achieved had the transaction not occurred. State Street’s operating-basis net interest margin excludes discount accretion.

The table presented below provides State Street Corporation’s specified capital ratios as of September 30, 2010 (1) on an actual (unaudited) basis, and (2) on a pro-forma basis (a) adjusted to reflect the estimated effect of the investment portfolio repositioning transaction, described above, on Basel 1 capital ratios calculated in accordance with regulatory requirements in effect on September 30, 2010, and (b) adjusted to reflect both the estimated effect of the above-described investment portfolio repositioning and Basel III requirements proposed in September 2010. The “adjusted” ratios described in the preceding sub-clause (b) reflect State Street’s good-faith estimate of the effects of the applicable methodologies provided for in the Basel III requirements as State Street understands them in light of the published positions of the Basel Committee and the Federal Reserve Board. See “Additional Information” below for additional information concerning the specified capital ratios.

As of 09/30/10	Actual (unaudited)[1] under Basel 1	Adjusted to reflect portfolio repositioning under Basel I 2	Adjusted to reflect both portfolio repositioning and Basel III proposal[2,3]
Total capital	17.1%	19.7%	11.0%
Tier 1 capital	15.8%	18.2%	10.1%
Tier 1 leverage	8.3%	8.0%	5.2%
Tier 1 common	13.9%	16.0%	8.8%

(1)	Actual (unaudited) total capital, tier 1 capital and tier 1 leverage ratios are calculated in accordance with presently applicable bank regulatory requirements. Tier 1 common ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock, qualifying minority interest in subsidiaries and qualifying trust preferred securities (tier 1 common capital), by (b) total risk-weighted assets, which are calculated in accordance with presently applicable bank regulatory requirements. Actual (unaudited) tier 1 capital at September 30, 2010, calculated in accordance with presently applicable bank regulatory requirements, was $12.0 billion. To calculate tier 1 common capital as of September 30, 2010, actual (unaudited) tier 1 capital of $12.0 billion was reduced by non-common elements of capital, composed of trust preferred securities of $1.5 billion as of September 30, 2010, resulting in tier 1 common capital of $10.5 billion. Actual (unaudited) total risk-weighted assets as of September 30, 2010, calculated in accordance with presently applicable bank regulatory requirements, were $75.6 billion.

(2)	All ratios were adjusted to give effect to the December 2010 sale of investment securities of approximately $11 billion, as part of the repositioning of State Street’s investment portfolio,

including the related $350 million after-tax loss, announced in this news release. As opportunities arise, State Street expects to reinvest the proceeds from the sale through 2011 primarily in AAA and AA asset-backed and mortgage-backed securities as well as U.S. treasuries and agency securities. For purposes of these pro forma adjustments, we have assumed that this investment portfolio repositioning, including the related loss, occurred on September 30, 2010 and excludes the reinvestment of proceeds.

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As of September 30, 2010, actual (unaudited) total risk-weighted assets, calculated in accordance with presently applicable bank regulatory requirements, were $75.6 billion. For purposes of calculating the total capital, tier 1 capital and tier 1 common ratios solely to adjust for the portfolio repositioning transaction, total risk-weighted assets as of September 30, 2010 reflect a reduction of $11.9 billion, therefore total risk-weighted assets used in the calculation were $63.7 billion ($75.6 billion less the reduction of $11.9 billion).

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Total risk-weighted assets are not used in the calculation of the leverage ratio. That ratio uses consolidated quarterly average total assets (as specified in applicable bank regulations) in the denominator, which were $144.8 billion as of September 30, 2010 (actual, unaudited). For purposes of calculating the leverage ratio only to reflect the portfolio repositioning transaction, consolidated quarterly average total assets were not affected.

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Also for purposes of ratios adjusted only to reflect the portfolio repositioning transaction, actual (unaudited) tier 1 capital as of September 30, 2010, calculated in accordance with presently applicable bank regulatory requirements, of $12.0 billion was reduced by the after-tax loss of $350 million, resulting in tier 1 capital of $11.6 billion for these purposes.

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The total capital ratio uses total capital rather than tier 1 capital in the numerator. As of September 30, 2010, actual (unaudited) total capital was $12.9 billion. For purposes of adjusting the total capital ratio solely to reflect the portfolio repositioning transaction, total capital of $12.6 billion was used, reflecting a reduction for the $350 million after-tax loss from the actual (unaudited) amount.

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For purposes of calculating the tier 1 common ratio only to reflect the portfolio repositioning transaction, tier 1 common capital of $10.5 billion was reduced by the $350 million after- tax loss to be $10.2 billion.

(3)	For purposes of Basel III, (see below), total capital, tier 1 capital and tier 1 leverage ratios are calculated based on State Street’s good-faith estimate of the applicable methodologies provided for in the Basel III minimum capital standards announced in September 2010 by the oversight body of the Basel Committee, as State Street understands such requirements in light of the relevant published positions of the Basel Committee and the Federal Reserve Board. The tier 1 common ratio is calculated by dividing (a) tier 1 common capital (as described in footnote (1)), but with tier 1 capital determined in accordance with such requirements; by (b) total risk-weighted assets, which are calculated in accordance with Basel III. State Street reports its financial ratios in accordance with the requirements of the Board of Governors of the Federal Reserve System, which has not yet adopted Basel III. There remains considerable uncertainty concerning the timing for adoption and implementation of Basel III by the Federal Reserve Board. When adopted, the Federal Reserve Board may implement Basel III with some or more modifications or adjustments. Therefore, State Street’s current understanding of Basel III, as reflected in the table above, may be different from the ultimate application of Basel III by the Federal Reserve Board to State Street.

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Total risk-weighted assets used in the calculation of the total capital, tier 1 capital and tier 1 common ratios were $105.9 billion, reflecting an increase of $42.2 billion as a result of applying estimated Basel III requirements to the adjusted risk-weighted assets of $63.7 billion described (and reconciled to actual (unaudited) risk-weighted assets as of September 30, 2010) in footnote (2) (which only reflect adjustments for the portfolio repositioning transaction).

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Consolidated quarterly average total assets used in the calculation of the leverage ratio were $204.8 billion, reflecting an increase of $60.0 billion as a result of applying estimated Basel III requirements to the actual consolidated quarterly average total assets as of September 30, 2010 of $144.8 billion.

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Tier 1 capital used in the calculation of the tier 1 capital and leverage ratios was $10.7 billion, reflecting a decrease of $.9 billion as a result of applying estimated Basel III requirements to the adjusted tier 1 capital of $11.6 billion described (and reconciled to actual (unaudited) tier 1 capital as of September 30, 2010) in footnote (2) (which only reflects adjustments for the portfolio repositioning transaction).

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Total capital used in the calculation of the total capital ratio was $11.7 billion, reflecting a decrease of $.9 billion as a result of applying estimated Basel III requirements to the adjusted total capital of $12.6 billion described (and reconciled to actual (unaudited) total capital as of September 30, 2010) in footnote (2) (which only reflects adjustments for the portfolio repositioning transaction).

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Tier 1 common capital used in the calculation of the tier 1 common ratio was $9.4 billion, reflecting the adjustments to tier 1 capital described in the third sub-bullet of this footnote (3). Tier 1 common capital used in the calculation is therefore calculated as adjusted tier 1 capital of $10.7 billion less non-common elements of capital, composed of trust preferred securities of $1.3 billion as of September 30, 2010, resulting in tier 1 common capital of $9.4 billion.

Additional Information

This news release includes financial information presented on a GAAP basis as well as on an operating basis. Operating-basis financial information is a non-GAAP presentation. Management measures and compares certain financial information on an operating basis, as it believes that this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared in accordance with GAAP.

This news release also includes capital ratios in addition to, or adjusted from, those calculated in accordance with applicable regulatory requirements. These include capital ratios based on tier 1 common capital and capital ratios adjusted to reflect the portfolio repositioning announced in this news release and further adjusted to also reflect our estimate of the application of the Basel III capital requirements. These non-regulatory and adjusted capital measures are non-GAAP financial measures. Based on the effects of the portfolio repositioning and potential effects of the proposed new Basel III capital requirements, management has evaluated and, with respect to the Basel III-adjusted ratios, will continue to evaluate the non-GAAP capital ratios presented in this news release. Management believes that the use of the non-GAAP capital ratios described in this news release aids an investor’s understanding of State Street’s capital position in light of recent developments and evolving capital requirements and therefore is of interest to investors. The total capital, tier 1 risk-based capital (or tier 1 capital) and tier 1 leverage ratios are capital ratios used regularly by bank regulatory authorities to evaluate the Company’s capital adequacy. The tier 1 risk-based common (or tier 1 common) ratio was used by the Federal Reserve in connection with its 2009 Supervisory Capital Assessment Program. The tier 1 common ratio is not required by GAAP or on a recurring basis by bank regulations. Management is currently monitoring this ratio, along with the other capital ratios described in this news release, in evaluating State Street’s capital levels and believes that, at this time, the ratio may be of interest to investors.

Non-GAAP financial measures (including capital ratios) should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

State Street Corporation (NYSE: STT) is the world’s leading provider of financial services to institutional investors including investment servicing, investment management and investment research and trading. With $20.23 trillion in assets under custody and administration and $1.90 trillion in assets under management at September 30, 2010, State Street operates in 25 countries and more than 100 geographic markets and employs approximately 28,000 worldwide. For more information, visit State Street’s web site at www.statestreet.com or call +1 877/639-7788 [NEWS STT] toll-free in the United States and Canada, or +1 678/999-4577 outside those countries.

Forward-Looking Statements

This news release contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial condition, results of operations, investment portfolio performance and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often identified by such forward-looking terminology as “plan,” “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to December 9, 2010.

Important factors that may affect future results and outcomes include, but are not limited to:

•	the manner in which the Federal Reserve implements the Dodd-Frank Act and Basel III, and whether State Street is designated as systemically important for purposes of the Dodd-Frank Act;

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material differences between the actual required capital ratios under Basel III, as applicable to State Street, when fully implemented by the Federal Reserve Board, and the estimates of such ratios provided in the news release, resulting in the need for substantial additional capital in the future;

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changes in law or regulation that may adversely affect our, our clients’ or our counterparties’ business activities and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements and changes that expose us to risks related to compliance;

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financial market disruptions and the economic recession, whether in the U.S. or internationally, and monetary and other governmental actions, including regulation, taxes and fees, designed to address or otherwise be responsive to such disruptions and recession, including actions taken in the U.S. and internationally to address the financial and economic disruptions that began in 2007;

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increases in the volatility of, or declines in the levels of, our net interest revenue, changes in the composition of the assets on our consolidated balance sheet and the possibility that we may be required to change the manner in which we fund those assets;

•	the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure;

•	the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, and the liquidity requirements of our clients;

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the credit quality, credit agency ratings, and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income;

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the finalization and execution of our previously announced planned global multi-year program designed to enhance service excellence and innovation, deliver increased efficiencies in our operating model and position us for accelerated growth, including our ability to implement programs to transform and improve technology and business processes and create efficiencies, to develop constructive vendor, outsourcing and other third-party relationships and to promote other business model enhancement and cost savings initiatives; and increases in the volatility of our GAAP-basis and operating-basis earnings resulting from a change in our estimate of the charges or expenses necessary to execute the planned global multi-year program and the resulting savings from such program;

•	the maintenance of credit agency ratings for our debt and depository obligations as well as the level of credibility of credit agency ratings;

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the risks that acquired businesses will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected disynergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced and that disruptions from the transaction will harm relationships with clients, employees or regulators;

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the ability to complete acquisitions, divestitures and joint ventures, including the ability to obtain regulatory approvals, the ability to arrange financing as required, and the ability to satisfy other closing conditions;

•	the performance and demand for the products and services we offer, including the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products;

•	the possibility of our clients incurring substantial losses in investment pools where we act as agent, and the possibility of further general reductions in the valuation of assets;

•	our ability to attract deposits and other low-cost, short-term funding;

•	potential changes to the competitive environment, including changes due to the effects of consolidation and perceptions of State Street as a suitable service provider or counterparty;

•	the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally;

•	our ability to measure the fair value of the investment securities on our consolidated balance sheet;

•	the results of litigation, government investigations and similar disputes or proceedings;

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our ability to control operating risks, information technology systems risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will fail or be circumvented;

•	adverse publicity or other reputational harm;

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our ability to grow revenue, attract, retain and compensate highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;

•	the potential for new products and services to impose additional costs on us and expose us to increased operational risk;

•	changes in accounting standards and practices; and

•	changes in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due.

Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2009 Annual Report on Form 10-K, and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, December 9, 2010, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date.